EXHIBIT 99.1

K2 Inc.
4900 South Eastern Avenue
Los Angeles, California 90040

REVOCABLE PROXY
Special Meeting of Stockholders
            , 2003

This proxy is solicited on behalf of the Board of Directors.

The undersigned, as a holder of common stock of K2 Inc. (“K2”), hereby appoints Richard J. Heckmann and John J. Rangel, and each of them, each with the power to act alone and with full power of substitution and revocation, as attorneys and proxies of the undersigned to represent and to vote as designated on this card all of the shares of K2 common stock which the undersigned is entitled to vote at the special meeting of stockholders to be held at [PLACE], on             ,             , 2003, commencing at 9:30 a.m., Pacific time, and at all adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MERGER PROPOSAL

Item 1:	Merger Proposal. Proposal to approve the issuance of shares of K2 common stock, par value $1.00 per share, pursuant to the merger combining K2 and Rawlings Sporting Goods Company, Inc.

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

Item 2:	Amendment Proposal. Proposal to approve the amendment of K2’s certificate of incorporation to increase the authorized common stock of K2 from 40,000,000 to 60,000,000 shares.

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as properly may come before the special meeting of stockholders.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s), but if no direction is made, this proxy will be voted FOR the Merger Proposal and the Amendment Proposal.

Dated:                         , 2003

Signature

Signature (if held jointly)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.